Exhibit 99.1

CORPORATE PARTICIPANTS

 Cathy Lyttle
 Worthington Industries - VP Corporate Communications, IR

 Andy Rose
 Worthington Industries - VP, CFO

 George Stoe
 Worthington Industries - President, COO

 John McConnell
 Worthington Industries - Chairman, CEO

 Bob McMaster
 Worthington Industries - Senior Financial Advisor

CONFERENCE CALL PARTICIPANTS

 Luke Folta
 Longbow Research - Analyst

 Richard Garchitorena
 Credit Suisse - Analyst

 Sandeep Singh
 Goldman Sachs - Analyst

 Chris Olin
 Cleveland Research Company - Analyst

 Tim Hayes
 Davenport & Company - Analyst

 Sayan Ghosh
 Millennium Partners - Analyst

 Mark Parr
 KeyBanc Capital Markets - Analyst

 Charles Bradford
 Bradford Research - Analyst

 PRESENTATION

Operator

 Good afternoon, and welcome to the Worthington Industries third-quarter earnings results conference call. All participants will be able to listen only, until the question-and-answer session of the call. This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time.

I'd like to introduce Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

 Cathy Lyttle - Worthington Industries - VP Corporate Communications, IR

 Thank you, Shannon. Good afternoon, everyone. Welcome to our quarterly earnings conference call. I am reminding you that certain statements made on this call are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, subject to risks and uncertainties, could cause actual results to differ from those suggested. Please refer to our third-quarter news release we issued this morning for more detail on those factors that could cause actual results to differ materially. For anyone interested in listening to this call again, a replay will be made available on our website.

On the call today are John McConnell, Chairman and Chief Executive Officer; George Stoe, President and Chief Operating Officer; Andy Rose, Vice President and Chief Financial Officer; Bob McMaster, Senior Financial Advisor; and Richard Welch, Controller. We will begin with John McConnell.

 John McConnell - Worthington Industries - Chairman, CEO

 Well, thank you, Cathy, and to all of you on the call this day, thank you for joining us this afternoon. Our results for the third quarter and for the nine months were as we believed and shared with you last quarter, as we continued to generate year-over-year gains in volume and in profitability.

I'll turn the call over to Andy and George for a deeper look at our results.

 Andy Rose - Worthington Industries - VP, CFO

 Thanks, John, and good afternoon. As you saw in the earnings release, the Company's performance in the third quarter of fiscal 2011 was solid, aided by both volume increases across all of our core businesses, and rising steel prices. Inventory holding gains resulting from the rise in steel prices, contributed to our Steel Processing and Metal Framing results. Management's estimate of these gains for the quarter was roughly $0.06 per share, split roughly two-thirds, one-third between steel and framing. The prior-year period benefited from similar inventory holding gains, making year-over-year comparisons easier.

After stripping out impairment and restructuring charges from both periods, year-to-date sales are up 34%. Net income is up 84%, and earnings per share are up 92% compared to the prior year. Interestingly, for the fiscal year-to-date period, we estimate there has been almost no gain or loss on inventory in the aggregate, so our $0.83 per share is a relatively clean core earnings number.

While volumes remain below pre-recession levels across most of our businesses, steady improvement continued in the third quarter. In Steel Processing, volumes during the quarter were up 15% year-over-year, and are up 29% year-to-date over the year-ago period. Excluding the impact of the Gibraltar acquisition, volumes were still up 9.3% quarter-over-quarter, and 19% year-to-date. In Pressure Cylinders, volumes were up 3% domestically and 60% in Europe for the quarter, reflecting a continued recovery in European manufacturing. Metal Framing volumes were up 1% from the prior-year quarter.

Equity income from our joint ventures was up 16% over last year to $17 million, and all of the joint ventures operated at a profit during the quarter. We received dividends of $14 million. Our latest estimate of the effective annual tax rate is 32.3%. Free cash flow during the quarter was strong at $52.6 million, with only $5.1 million of capital expenditures and $7.4 million of dividend payments. Year-to-date CapEx has been below our original estimates at $15.9 million.

Cash from operations and lower working capital needs in the quarter enabled us to pay down debt by $43 million from last quarter. Our balance sheet remains strong, with total debt of $331 million, cash of $50 million, and over $400 million in available debt capacity. As you know, on March 1, we closed the transaction that resulted in the creation of a joint venture for our Metal Framing business, and the acquisition of the non-automotive Steel Processing business of MISA Metals. As a result, this is the last quarter that will reflect the Metal Framing business as a consolidated reporting segment.

Going forward, income from the new joint venture will come through our equity income line. As we account for the transaction in our fourth quarter, there are seven facilities not being contributed to the joint venture, and as a result, impairment charges will be recorded on these assets. We also expect to record a one-time gain, as the combined value we received from the MISA assets and our 25% JV interest exceeds the value of the Metal Framing assets being contributed to the joint venture. We expect this gain will largely offset the impairment charge, but there will be other restructuring charges related to severance and exit costs. That being said, we continue to feel strongly that this transaction is an excellent outcome for the shareholders of Worthington Industries.

As you see, we continue to take meaningful action to improve our Company's long term earnings potential. We successfully navigated the downturn, and utilized the opportunity to accelerate a broad-based transformation plan that has fundamentally changed the management capability and performance potential of our Company. In addition, we continue to evaluate and optimize our portfolio of businesses, by divesting assets that do not meet our goals for margin and return on capital, while investing more aggressively in those that do. The combination of steady economic improvement, combined with a more efficient portfolio of businesses, provides a solid platform for earnings growth.

I will now pass the call to George Stoe, who will discuss operations.

 George Stoe - Worthington Industries - President, COO

 Thank you, Andy. While demand has not returned to pre-recession levels, we continue to see slow, steady improvement in almost all aspects of our Steel Processing business. We are now one year into the acquisition of our Cleveland facility, and it continues to perform remarkably well. We brought some outstanding people, customers, and capabilities into the Worthington family when we made this acquisition. It has an uninterrupted string of months that were both profitable and EVA-positive. This has been a tremendous source of pride for us, and further evidence that our transformation within the Steel Processing business is robust and effective.

Our Cylinders business continues to strengthen and perform very well. All market segments show quarter-over-quarter improvement, as we head into what has traditionally been the busiest time of the year. The order levels in Europe continue to improve, and our new majority joint venture in India is off to a good start. The Cylinders business has been a strategic focus towards implementing our overall strategy. Over the past several years, we've made four acquisitions or entered into JVs that broadened our products, increased our global presence, and improved the overall profitability of the business.

We continue to scour the globe for opportunities in this market segment. Currently, we are evaluating others specific prospects for additional growth. Our joint ventures, most notably, WAVE, Serviacero, and TWB continue to perform at very high levels. We're very encouraged by the progress Serviacero has made in forging a significant position for us in the rapidly expanding Mexican market.

The transaction we completed on March 1 formed the joint venture between ClarkWestern and Dietrich, and to acquire the non-automotive Steel Processing assets of MISA, is another step in our overall strategy to improve margins, decrease volatility, and to strengthen our financial performance. The formation of the joint venture into ClarkDietrich Building Systems will allow us to better serve the customers, rationalize an industry plagued by over-capacity, and continue to lead the industry on compliance, while positioning the joint venture for continued growth as the commercial construction market improves.

On the Steel Processing side, we acquired some excellent equipment that we will utilize in existing facilities, acquired an operation in eastern Tennessee that will continue with our growth agenda for the rapidly growing southeastern US, and allow us to participate with some new customers that were previously not a part of Worthington's customer base. Worthington has a rich history of successful joint ventures; however, JVs can only be successful if you are able to find partners with common interests that you trust and respect.

We have found such a partner in MISA. Mr. Mitomi, the CEO of MISA North America, had the vision and leadership strength to have an appreciation for the future of these combined entities. His direction and focus were the driving forces behind the successful completion of this transaction. Our focus will continue to be on margin improvement, decreasing volatility, and profitable worldwide growth opportunities.

I'll now turn the call back to John McConnell for his closing comments.

 John McConnell - Worthington Industries - Chairman, CEO

 Well, thank you, George and Andy. The Company continues on a good trajectory. Beyond solid results, we have taken several positive actions aligned with achieving our goals of increasing our margins while decreasing the volatility of our earnings. We acquired a 60% interest in Nitin Cylinders, an Indian Company producing high pressure cylinders for compressed natural gas. The addition of Nitin is an excellent complement to SCI, our North American-based composite high pressure cylinder manufacturer, which we acquired in September of 2009. Nitin extends both our geographic reach and our product offering to the alternative automotive fuel markets.

Our Global Group entered into three joint ventures, two of which are in international building projects, and one, a joint venture to produce wind towers. Each of these projects have low initial capital requirements, and offer the potential for high returns. And significantly, beginning our fourth quarter, we melded our Metal Framing Company into a joint venture with ClarkWestern Building Systems. This was a complex transaction, which produced several positive outcomes. It addressed growing concerns on our future plans for this troubled business segment, and did so in a manner that resulted in continued employment for many of our Dietrich employees. Our retention of 25% of ClarkDietrich Building System moves reporting this business's results to the equity income line, while keeping a stake in a much better-positioned company.

Going forward, we continue to develop a strong set of opportunities across all businesses that fit our objectives. In the near term, we believe the economy will continue on a path of gradual economic recovery, leading to year-over-year volume growth in most markets we serve. That being said, on a cautionary note, it is clear that the unbelievable human tragedy in Japan caused by the earthquake and tsunami will negatively impact the economies well beyond Japan's shores. It is too early to determine how deep or how long the impact will be felt on each of the affected sectors of the economy. We are closely monitoring the situation, and are prepared to act quickly, principally with our suppliers, as outcomes become clearer.

At this point, we'll be happy to answer any questions that you have.

 QUESTION AND ANSWER

Operator

 Thank you. (Operator Instructions). The first question is from the line of Luke Folta with Longbow Research. Please go ahead.

 Luke Folta - Longbow Research - Analyst

 Hi, good afternoon.

 John McConnell - Worthington Industries - Chairman, CEO

 Hello.

 Luke Folta - Longbow Research - Analyst

 A couple questions. I just wanted to clarify, I think you touched on this at the end of your presentation, but you guided to some potentially uneven results. Is that really the result of what could happen from potential part shortages, in the section, in the automotive spaces that you serve?

 John McConnell - Worthington Industries - Chairman, CEO

 You could throw that in there, but Luke, that's something we've been saying for probably three or four quarters, that we see continued gradual improvement that could be somewhat uneven and lumpy, but we think that the trajectory is up.

 Luke Folta - Longbow Research - Analyst

 Okay, so your statements today are really no meaningful change from what you've been seeing, that we could see a somewhat uneven recovery overall?

 John McConnell - Worthington Industries - Chairman, CEO

 Yes, sir, that's correct.

 Luke Folta - Longbow Research - Analyst

 Secondly, just on the Steel Processing price realization, I know you have a portion of your business that are on lagging price contracts. Should we be expecting a pretty decent increase in your realized selling price in the fiscal fourth quarter?

 John McConnell - Worthington Industries - Chairman, CEO

 It is difficult for me to say. It's likely, George, do you have any color you want to throw on that?

 George Stoe - Worthington Industries - President, COO

 I think that's absolutely true. As you know, Luke, back in January, hot roll prices at that time were $680, and they've escalated now that the spot price is $900, and as you know, we've got some trailing averages in there, so going into the fourth quarter the prices should be moving north.

 Luke Folta - Longbow Research - Analyst

 Okay, and then just if I take all of your comments into consideration, it looks like you said that the businesses that you're in, you expect to see year-over-year growth in, Metal Framing didn't do a lot in the fourth quarter of last year, and you got lesser shares outstanding. Is it fair to say you're feeling decent about a nice increase in EPS in the fourth quarter?

 John McConnell - Worthington Industries - Chairman, CEO

 Well, yes. I think we stay with kind of the rhythm we've been on, which certainly, on a year-over-year basis, we feel good about that, yes.

 Luke Folta - Longbow Research - Analyst

 I guess I'll turn it over, but thanks a lot, and congratulations on the results.

 John McConnell - Worthington Industries - Chairman, CEO

 Thank you.

Operator

 The next question is from the line of Richard Garchitorena from Credit Suisse. Please go ahead.

 Richard Garchitorena - Credit Suisse - Analyst

 Great. Thanks. Good afternoon. Just a couple quick questions. One in terms of how we should think about realized pricing, George mentioned that you'll see a big sequential increase. Can you frame it in terms of relative to HRC? In 2008, we saw realized prices were somewhat of a discount to spot prices on a quarter by quarter basis, and is that I guess still consistent right now?

 John McConnell - Worthington Industries - Chairman, CEO

 I think we're all trying to get a handle on exactly what you're asking us at the moment.

 Richard Garchitorena - Credit Suisse - Analyst

 I'm just trying to see like the magnitude of the increase sequentially on a realized basis. Should it be in line with sort of what we're seeing on the spot side, I guess?

 George Stoe - Worthington Industries - President, COO

 I think, Richard, that as I mentioned previously, we do have some lagging programs that are focused on the prior quarters' prices moving into the next quarter, so you're going to see increases based upon what's happened during the first part of this year, and that will continue throughout.

 Richard Garchitorena - Credit Suisse - Analyst

 Okay, great. And my next question is just related to your processing capabilities. Can you just remind us how much tons that you have now available given the addition of the MISA facilities as well?

 George Stoe - Worthington Industries - President, COO

 Well the facility that we are going to continue to operate in Eastern Tennessee is a business that we did not have before. It's going to really add to our capabilities, and I think that the best way to answer that is to tell you that we have a lot more capacity than we have business at this point.

 Richard Garchitorena - Credit Suisse - Analyst

 Okay, great, and my last question is just on the Pressure Cylinders. We saw good volume growth this quarter, but pricing sequentially dropped quarter-over-quarter. Is this related to a mix change versus Q2?

 George Stoe - Worthington Industries - President, COO

 It's definitely mix, Richard. As you know, we go everywhere along the scale from the small 1-pound propane cylinders up to very large cylinders and it really depends dramatically on what the mix is to how the pricing comes together.

 Richard Garchitorena - Credit Suisse - Analyst

 Okay, or any sort of guidance in terms of what Q4 may look like in terms of mix?

 George Stoe - Worthington Industries - President, COO

 I think it's really hard to say.

 John McConnell - Worthington Industries - Chairman, CEO

 One thing I'll throw in is that in Austria, as we come back in our volume, which is one of the places that's coming back from very, very weak volumes, I think we're going to see lower pricing, lower margins here going forward than we saw prior to the recession and prior to additional capacity coming in from our competitive base, so it's a little more crowded market than it was a couple years ago. I think we'll have very good margins there, but they were extraordinary margins prior to that.

 George Stoe - Worthington Industries - President, COO

 Richard, one last thing I would point out to you that we're just going into the time of the year which is the strongest time for us on the LPG side for the barbecue cylinders and those are moderately priced, so I think that will have some impact on the mix as well.

 Richard Garchitorena - Credit Suisse - Analyst

 Great. Okay that's very helpful, thank you.

Operator

 The next question is from the line of [Sandeep Singh] with Goldman Sachs. Please go ahead.

 Sandeep Singh - Goldman Sachs - Analyst

 Hello, good afternoon.

 John McConnell - Worthington Industries - Chairman, CEO

 Hello?

 Sandeep Singh - Goldman Sachs - Analyst

 Hello, can you hear me?

 John McConnell - Worthington Industries - Chairman, CEO

 Yes, sir. Good afternoon.

 Sandeep Singh - Goldman Sachs - Analyst

 Good afternoon. A couple of questions for you. First of all, both the state of the Metal Framing division, how should we look at the SG&A for the Company as a whole. Like, should we keep it as the same percentage of revenue, or was Metal Framing having a lower or a higher percentage than the other divisions?

 John McConnell - Worthington Industries - Chairman, CEO

 Are you asking how we would look, how would you look at Metal Framing revenues compared to when we wholly owned it versus being in the joint venture?

 Sandeep Singh - Goldman Sachs - Analyst

 No, no. SG&A. If selling, general and administrative expenses for 2011, how should we look at the SG&A expenses for 2011?

 John McConnell - Worthington Industries - Chairman, CEO

 Oh, okay. Well that's a good question. We are certainly going to bring them down somewhat relative to the Metal Framing Company going into a joint venture that we are not operating. There probably will not be a one-for-one relationship between those people who were on a corporate level, for instance, working on Dietrich matters, but it will probably be fairly close. We have a number of additions that we bought in acquisitions, and we have a pipeline out there as well, so we're anticipating those things happening over the course of the next six to 12 months, and will not take it all the way down, but it will be pretty close. Andy, you've been working on that. I don't know where

 Andy Rose - Worthington Industries - VP, CFO

 I guess I'd just add, any SG&A that was Dietrich-specific will either be in the joint venture or will be eliminated. What John is referencing is the corporate SG&A related to Dietrich, and any corporate SG&A related to Dietrich will be eliminated, and there will be several million dollars that will come out, and then there is some additional work being done, just in terms of, are we sized appropriately relative to our SG&A.

 Sandeep Singh - Goldman Sachs - Analyst

 Okay. And just wanted to confirm one point. In the conference call related to Dietrich, you'd mentioned the volume from MISA was something around 100,000 pounds, is that right?

 John McConnell - Worthington Industries - Chairman, CEO

 Volumes for MISA?

 Sandeep Singh - Goldman Sachs - Analyst

 Yes.

 John McConnell - Worthington Industries - Chairman, CEO

 On the steel side?

 Andy Rose - Worthington Industries - VP, CFO

 100,000 tons?

 John McConnell - Worthington Industries - Chairman, CEO

 I'm not sure that we've mentioned what the volumes were, and I'm not, right now sitting here I can't tell you what the volumes we're going to anticipate. We're trying to keep some of the customers there. Some of them are definitely going to go away. It was business that was priced at levels that we will not do.

 Sandeep Singh - Goldman Sachs - Analyst

 Okay.

 John McConnell - Worthington Industries - Chairman, CEO

 But it's not a lot. I think as George said, we've got plenty of capacity in that acquisition.

 Sandeep Singh - Goldman Sachs - Analyst

 Okay, and can I just ask one more question? On hedging, are you seeing any progress in that aspect, like you see what happens if the commodity companies or producers are more apt hedging than when prices are at the peak, so with steel prices at peak, are you seeing willingness from steel mills to buy the tenders, or?

 John McConnell - Worthington Industries - Chairman, CEO

 From mills to do what, I'm sorry?

 Sandeep Singh - Goldman Sachs - Analyst

 Are mills more willing to hedge at this point or are they still against the practice?

 John McConnell - Worthington Industries - Chairman, CEO

 I can't speak for the mills. We don't do anything directly with them in that nature. We do it all through financial institutions.

 Sandeep Singh - Goldman Sachs - Analyst

 Okay, but for the liquidity, I would think that the mills have to participate in that, right? At some point?

 John McConnell - Worthington Industries - Chairman, CEO

 Well again, I don't think we're going to try to answer that for the mills. I think you're going to have to--

 Sandeep Singh - Goldman Sachs - Analyst

 That's fine. And lastly, at this point, are you expecting what is the bigger threat for the US steel prices like is it the imports or is it the ramp-up in domestic capacity from Sparrows Point or other sources?

 George Stoe - Worthington Industries - President, COO

 We certainly don't see any imports of any consequence coming into the country, but we certainly have had discussions and know that the change in ownership at Sparrows Point, WCI, and Wheeling Pit, the new owners of that are obviously eager to get it up and operating.

 Sandeep Singh - Goldman Sachs - Analyst

 Okay, thanks a lot.

 John McConnell - Worthington Industries - Chairman, CEO

 Yes, sir, thank you.

Operator

 The next question is from the line of Chris Olin with Cleveland Research. Please go ahead.

 Chris Olin - Cleveland Research Company - Analyst

 Good afternoon.

 John McConnell - Worthington Industries - Chairman, CEO

 Hello, sir.

 Chris Olin - Cleveland Research Company - Analyst

 I wanted to just go over some bigger picture questions first and make sure I've got a handle on what's going on out there. First of all, do you have a sense on, in terms of the strength in volumes for the processing business, how much of this volume improvement would be related to consumption growth or better market conditions as opposed to people maybe getting nervous with higher interest buying earlier, building inventories?

 John McConnell - Worthington Industries - Chairman, CEO

 I think there could be a component of the latter in there but I think it is largely driven by increased consumer behavior. We track the auto build, and we also track the sales rate every month. They stay, they both are rising, for instance in automotive, and I think the volume, so largely, I think the volume increases are real. Certainly, over the last six months, as prices have run up, it might have pushed some people to buy some early in the chain, but I do think consumer behavior is improving. I think all of the data supports that.

 George Stoe - Worthington Industries - President, COO

 Chris, I think that coming out of the calendar year, there was some pre-buying going on as prices started to escalate. Since that time, we haven't seen anybody rushing out there to buy in anticipation of the prices continuing to go up, but as John says, I think it really is since the beginning of this calendar year, being driven by increased demand.

 John McConnell - Worthington Industries - Chairman, CEO

 And my sense back at the beginning of the year to what George just referenced, was that was largely Metal Framing, is that fair?

 George Stoe - Worthington Industries - President, COO

 Yes.

 Chris Olin - Cleveland Research Company - Analyst

 Were there any new markets that maybe started to buy that had been out for a while or any other areas of strength that you can see?

 John McConnell - Worthington Industries - Chairman, CEO

 I can't cite any that have been out for a while. Metal Framing was the closest to that, but we have seen pretty well across-the-board, just steady increases. Again they're incremental, and they might in the aggregate look fairly regular, but in each individual category, it could be a little spotty but whether it's power tools or agriculture, or just pretty much across-the-board, the market spent.

 Chris Olin - Cleveland Research Company - Analyst

 Okay, and have you been purchasing any metal from the new ThyssenKrupp plant and any thoughts on the quality there?

 George Stoe - Worthington Industries - President, COO

 We have bought some, Chris, and we've taken some into several of our facilities and looked at the quality, and I think it's what we expected. I think it's very good. It's in transition of developing the product. We were down just about 10 days ago, for the open house they had, and there's no doubt that it's a very impressive facility, and they've got great people and great technology, and there's no doubt that they're going to have a fine product at the end of the day, when they're up to full capacity.

 Chris Olin - Cleveland Research Company - Analyst

 Okay, just lastly, is there anything going on funny in terms of sheet pricing, are the mills doing anything different going into April with scrap looking like it could go higher?

 John McConnell - Worthington Industries - Chairman, CEO

 Not that I'm aware of, George?

 George Stoe - Worthington Industries - President, COO

 I think we thought probably a week ago, Chris, that scrap prices might go up, and it looks like it's going sideways now, so I think that certainly, the Thyssen situation and the new owners of Sparrows Point and WCI and Wheeling Pit are going to have some impact on how people look at pricing, and the capacity that's available in the marketplace, but we don't see any big changes on the horizon.

 Chris Olin - Cleveland Research Company - Analyst

 Just so I'm clear, auto orders have been holding up going into the call, right? We haven't seen anything yet?

 George Stoe - Worthington Industries - President, COO

 That's correct.

 Chris Olin - Cleveland Research Company - Analyst

 Thanks a lot guys.

Operator

 The next question is from the line of Tim Hayes with Davenport & Company. Please go ahead.

 Tim Hayes - Davenport & Company - Analyst

 Good afternoon.

 John McConnell - Worthington Industries - Chairman, CEO

 Good afternoon, Tim.

 Tim Hayes - Davenport & Company - Analyst

 Two questions. The first is, actually in Metal Framing just to see and get more color there, because the volumes didn't seem to have much, well it had a very small seasonal decline, which seemed to be an unusually small decline from November. I was curious, was there any pre-buying that you think occurred in Metal Framing?

 Bob McMaster - Worthington Industries - Senior Financial Advisor

 I think there's probably some towards the end of the quarter, but I think by and large, it's pretty much limited to that. There were some price increases that were announced, and I think there was some pull-forward in February.

 Tim Hayes - Davenport & Company - Analyst

 Can you remind me what that price increase was?

 Bob McMaster - Worthington Industries - Senior Financial Advisor

 I can't remember the percentage, 10%.

 Tim Hayes - Davenport & Company - Analyst

 And final question, just to clarify a number given in the prepared remarks, the Steel Processing volume, excluding Gibraltar, was up 9.3%. Was that from a year ago or from the prior quarter?

 Andy Rose - Worthington Industries - VP, CFO

 That's from the year-ago quarter.

 Tim Hayes - Davenport & Company - Analyst

 Okay. Very good. Thank you.

 John McConnell - Worthington Industries - Chairman, CEO

 Thank you.

Operator

 The next question is from the line of Sayan Ghosh with Millennium Partners. Please go ahead.

 Sayan Ghosh - Millennium Partners - Analyst

 Hi. How are you?

 John McConnell - Worthington Industries - Chairman, CEO

 Hi.

 Sayan Ghosh - Millennium Partners - Analyst

 A quick question for you. In terms of your buyback, can you just give us an update on where that plan stands, and if there are any plans to either extend it, or amend that plan?

 Andy Rose - Worthington Industries - VP, CFO

 As it stands right now in 2007 we authorized 10 million shares. We have completed the purchase of 6.8 million of those shares, and we have roughly 3.2 million left outstanding under that plan. We don't comment in terms of our intention as to when we would buy, but that's where it stands.

 Sayan Ghosh - Millennium Partners - Analyst

 Thanks, all my other questions have been answered before. Thank you.

 John McConnell - Worthington Industries - Chairman, CEO

 Thank you.

Operator

 The next question is from the line of Mark Parr with KeyBanc Capital Markets. Please go ahead.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Thanks very much.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Good afternoon.

 John McConnell - Worthington Industries - Chairman, CEO

 Thanks for joining us, Mark.

 Mark Parr - KeyBanc Capital Markets - Analyst

 I'm delighted to be with you. I'm always delighted. That was an impressive result, and I really do appreciate your outlook commentary, John. I had a couple of questions. First of all, I was wondering if you could help us to handicap the impact of the Gibraltar asset integration, and there is some longer-term pricing, some longer-term commitments, some opportunity to perhaps redo some contracts and maybe gain some market share, things like that. How far along in that process are you?

 John McConnell - Worthington Industries - Chairman, CEO

 I think that we said this before, Mark, so I hope it's not repetitive to some people, but I think the integration of Gibraltar is far and away the best we've ever done. Some of that comes from using people who have been involved in the transformation, so they were very used to driving dates and driving outcomes, but we had a plan, and we executed, I think, flawlessly actually. So there's probably not much more runway in there. I think we've gotten what we're going to get out of the Gibraltar acquisition, as we have, and George has a follow-up comment.

 George Stoe - Worthington Industries - President, COO

 Mark, I think that it's fair to say that when we talked about this on previous calls, that when we first did that acquisition, when we modeled it, we expected to lose some of the combined business between the two entities as we put them together, and from February through about October or November of last year was really the first segment of that, where we were ending up that existing contracts we had, and then we said that the critical part would be going into getting contracts for this calendar year. We really didn't lose any business last year. We thought we might, and then quite honestly, we actually improved our position going into 2011, and gained some share that we previously had not had, so we feel very good about the way that turned out.

 John McConnell - Worthington Industries - Chairman, CEO

 You won't hear us use the word flawless very often, but Steve Witt and his team, all the people from Gibraltar included in that, just really did an outstanding job of getting that done, and done quickly and well.

 Mark Parr - KeyBanc Capital Markets - Analyst

 So in terms of the opportunity here, I mean we're really in the first full year and so certainly from a comparison perspective there's going to be some Gibraltar, some incremental opportunity or incremental bottom line opportunity from Gibraltar at least unfolding over the next two or three quarters, as this new contract business works its way through the income statement. Is that fair?

 John McConnell - Worthington Industries - Chairman, CEO

 I think that's fair. I'd probably lean toward the earlier side of that in the opening quarter so the further we got along to completely integrating and collapsing the third facility into the other two, and got that business settled during the first year, there will be a point there where comparisons are pretty much flat as far as the impact. It will probably be like three quarters from now.

 Mark Parr - KeyBanc Capital Markets - Analyst

 That's helpful. I appreciate that and secondly, I had another question. We've been starting to get some announcements from North American auto producers related to their production impacts as a fall out from that earthquake, and I just, and John, I'm sure you're old enough to remember because I'm old enough to remember when GM had a brake part supplier decide to go on a wild cat strike and they assembled cars except for brakes, I don't think they sold any without brakes, but they continued to assemble the cars for the most part, and I'm just curious, what sort of a reaction that you would expect to see out of the auto supply chain. Do you expect these assembly facilities to completely shut down or do you expect just to kind of see them work on somewhat of a non-conventional way until the entire part supply chains are restored.

 John McConnell - Worthington Industries - Chairman, CEO

 Again, what the outcomes are going to be are extremely unclear at the moment and almost everything I read, they speak in the same language. It's just very unclear. You're aware of the same announcements I am where Honda is cutting back production somewhat. Whether that means that they see the end in sight, and that's the method to get there, or they want to work as long as they can, knowing there will be a shut down for a bit. I have no idea.

One of the things I do know is that human beings are fairly ingenious and as issues and problems arise we may find solutions we didn't think of right now, so I'm optimistic. We wanted to mention that we're not completely unaware of the situation. We do think the economy will continue to grow in most sectors, and we will watch any potential impacts out of the Japanese situation as it arises. And again we're prepared to act very quickly. We're already using a cautionary tone on inventory and purchases, which I think is a wise thing to do at the moment.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. And so I guess if I could just ask one other thought along those lines. Do you think to the extent that say a Honda or a Toyota might be impacted, are there other manufactures that could step up, or are they willing to step up or thinking about stepping up to fill a void? I realize that we're not talking about a lot of time here. It's maybe a 60 or 90 or 120 day process.

 John McConnell - Worthington Industries - Chairman, CEO

 Again, it's something that I think is at this point, from our level of information and probably for most people, those questions are just hard to answer. If something draconian happens to some part of the automotive sector, we may be on platforms that are unaffected and they may double their sales. I have no idea. The outcomes, you can paint scenarios forever on this thing, so trying to get down to a make and model-specific impact level is almost impossible at the moment.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Yes, have you seen any impact on your auto order book yet that would suggest that any of this is coming over the near-term?

 John McConnell - Worthington Industries - Chairman, CEO

 We have not. And the majority of the manufacturers are communicating very well on what they know at this point.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay.

 George Stoe - Worthington Industries - President, COO

 Mark one of the things that we certainly intend to do is to look at our forecast coming in on a more regular basis than we have -- do normally to try to make sure we stay on top of that and understand what the impacts can be going forward.

 Mark Parr - KeyBanc Capital Markets - Analyst

 It's just actually, this is really the first opportunity I've had a chance to talk with somebody publicly about it so I really do appreciate your comments and the color you're providing so thanks very much for that. And then I guess the one last thing, when is the next time that you, if you were going to make any changes, when is the next time we might potentially hear about a partial or a full restoration of the dividend?

 John McConnell - Worthington Industries - Chairman, CEO

 Well, that's a question that the Board and us will discuss on a quarterly basis. I mean, we're always looking at where we are on a cash basis and the strength of our earnings and where the stock price is, so all those things are always taken into consideration and what we think the best use of that capital is for our shareholders is the direction we'll go.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Would that be the May meeting, the next time it would be on the agenda?

 John McConnell - Worthington Industries - Chairman, CEO

 It's actually in June, but yes.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. The June meeting. So congratulations and we'll talk to you again soon.

 John McConnell - Worthington Industries - Chairman, CEO

 Thank you.

Operator

 The next question is from the line of Charles Bradford with Bradford Research. Please go ahead.

 Charles Bradford - Bradford Research - Analyst

 Good afternoon. I've been hearing stories throughout the industrial heartland, if you will, about logistics problems, especially difficulties getting drivers for trucks, increased fuel costs, and those kinds of issues. When you ship most of your processed steel products, is it or is the logistic cost passed on to the customer directly, or is any of your business on a delivered basis?

 John McConnell - Worthington Industries - Chairman, CEO

 You have a very good network of information, and I'll let George give you color on the transportation situation.

 George Stoe - Worthington Industries - President, COO

 Charles, I think that the best way to address that is your information is absolutely correct. The transportation situation is getting more and more difficult. Certain types of trucks, particularly flatbeds, are more difficult to come by. We have been fortunate that we've been able to make sure that we've got enough to move all of the material that we've needed to, but I guess part of that is new regulations that are taking effect, affects the number of hours that drivers are allowed to drive in a day's time has impacted that. Obviously, the economic downturn that we've just gone through has had some significant impact on some of the transportation companies and I think that has been part of this whole thing.

 Charles Bradford - Bradford Research - Analyst

 Some of the people that I know on the railroad side of the world are talking about mills switching to intermodal deliveries, which apparently take longer and talking about this as a sign that maybe the market's not as tight as it was. Do you see any of that happening?

 George Stoe - Worthington Industries - President, COO

 No, we haven't, Charles. We've had a fair amount of activity and excitement about making sure that we get material to the customers on time and we've had to stay on top of that because of the challenges we've had in making sure that there's enough trucks available to move our material.

 Charles Bradford - Bradford Research - Analyst

 On the other side of it, have you had difficulty getting supplies from the mills at the promised delivery date?

 George Stoe - Worthington Industries - President, COO

 Well, I think that can take several forms. I think one of those is transportation. Others, there has certainly been some production challenges at the mills that have an impact on us, and it's hard for us to sort through which of those you assign to the challenges, but we certainly had both of those.

 Charles Bradford - Bradford Research - Analyst

 Well thank you very much.

 John McConnell - Worthington Industries - Chairman, CEO

 Yes, sir, you're welcome.

Operator

 (Operator Instructions). Please continue. There are no further questions.

 John McConnell - Worthington Industries - Chairman, CEO

 Thank you very much and just one point of clarification before we get off the call. Earlier we were talking about the volumes that came with the MISA Steel portion of that transaction, with MISA, and they are non-automotive steel and the number originally thrown out is correct. It's about 100,000 pounds.

 George Stoe - Worthington Industries - President, COO

 Tons.

 John McConnell - Worthington Industries - Chairman, CEO

 It says pounds. Tons?

 George Stoe - Worthington Industries - President, COO

 Yes.

 John McConnell - Worthington Industries - Chairman, CEO

 Okay, I'm glad I clarified that. We'll check that again, and make sure that we have that answer for you next quarter. Thank you again, all, for joining us. We're very pleased with our performance this quarter but our eyes are always forward at this point, so we will continue to look for all the ways we can to improve the Company systemically across-the-board including SG&A and our performance with our customers. Thank you very much. We'll look forward to talking to you next quarter.

Operator

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